Exhibit 99.1

FIRST	22 West State Street
KEYSTONE	Media, PA 19063
FINANCIAL, INC.	610-565-6210

FOR IMMEDIATE RELEASE

First Keystone Financial Accepts Chief Financial Officer’s Resignation

Media, PA – (Business Wire) – April 1, 2008 – First Keystone Financial, Inc. (NASDAQ:FKFS), the holding company for First Keystone Bank (the “Bank”) announced today that its Chief Financial Officer, Rose M. DiMarco, is resigning to pursue another business opportunity.  Mrs. DiMarco was appointed the Chief Financial Officer of the Company and the Bank in January 2004.  Her resignation will be effective May 9, 2008.

“On behalf of our Board of Directors, it is with much regret that we accept Rose’s resignation,” said First Keystone Financial’s President Thomas Kelly. “We wish Rose the best in her new endeavor and appreciate her dedication, professionalism and friendship over her 23 years of service here,” Kelly added.

The Company is actively looking for a new Chief Financial Officer. In the interim, Mr. Kelly, who started with the Bank as its CFO in 1991 and previously served as a Senior Manager at Deloitte & Touche LLP, will act as the principal financial officer until a new Chief Financial Officer is hired.

First Keystone Bank, the Company’s wholly owned subsidiary, serves its customers from eight full-service offices in Delaware and Chester Counties.

Certain information in this release may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated due to a number of factors.  Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors, which could cause actual results to differ materially from those estimated.  These factors include, but are not limited to, changes in general economic and market conditions and the development of an interest rate environment that adversely affects the interest rate spread or other income from the Company's and the Bank's investments and operations.  These factors are discussed in the Company’s reports filed with the Securities and Exchange Commission.  The Company does not undertake and specifically disclaims any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.